EXHIBIT 6.

                        Consent of Deloitte & Touche LLP



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-90208 of Acacia National Variable Life Insurance Separate Account I of our report dated March 8, 2002 (April 4, 2002 as to Note 12) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the National Association of Insurance Commissioners' Codification of Statutory Accounting Practices effective January 1, 2001) on the statutory financial statements of Acacia National Life Insurance Company and of our report dated February 13, 2002 on the financial statements of the subaccounts of Acacia National Variable Life Insurance Separate Account I, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in such Prospectus.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
April 17, 2002